As filed with the Securities and Exchange Commission  on October 6, 1997
                                                  Registration Number 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                --------------

                              ALLEGHANY CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                       51-0283071
(State or other jurisdiction of        (I.R.S. Employer
incorporation or organization)      Identification Number)

        375 Park Avenue
      New York, New York                    10152
     (Address of Principal                (Zip Code)
      Executive Offices)

              UNDERWRITERS RE GROUP, INC. 1997 STOCK OPTION PLAN
                            (Full Title of the Plan)

                              Robert M. Hart, Esq.
             Senior Vice President, General Counsel and Secretary
                              Alleghany Corporation
                                 375 Park Avenue
                            New York, New York 10152
                                 (212) 752-1356
           (Name, address and telephone number of agent for service)

                                --------------

                                   Copies to:
                              Linda E. Ransom, Esq.
                         Donovan Leisure Newton & Irvine
                              30 Rockefeller Plaza
                            New York, New York 10112
                                 (212) 632-3350
                                --------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
    Title                       Proposed     Proposed
     Of                         Maximum      Maximum
 Securities                     Offering     Aggregate        Amount
    To Be       Amount To Be    Price Per    Offering    Of Registration
 Registered     Registered(1)   Unit(2)      Price(2)          Fee

--------------------------------------------------------------------------------

Common Stock,
par value $1.00
per share         202,102       $132.445      $26,767,399      $8,111.33

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Underwriters Re Group, Inc. 1997 Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization of or by the Registrant which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of computing the registration fee, the proposed maximum offering price per unit was computed by multiplying the exercise price of each option granted under the Plan by the number of shares issuable upon exercise of such option, adding those results together and dividing that sum by the total number of shares issuable upon exercise of all options granted under the Plan.

                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

           The  following  documents  filed  with the  Securities  and  Exchange
Commission  by  Alleghany  Corporation   ("Alleghany")  (File  No.  1-9371)  are
incorporated herein by reference and made a part hereof:

     (a) Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

     (b) Alleghany's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997; and

     (c) the description of the Common Stock of Alleghany contained in its Registration Statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which incorporates by reference certain portions of Alleghany's Proxy Statement dated November 26, 1986 relating to its Special Meeting of Stockholders held on December 19, 1986; such description is qualified in its entirety by reference to the (i) Restated Certificate of Incorporation of Alleghany, as amended, and (ii) By-Laws of Alleghany, as amended, filed as Exhibits 3.1 and 3.2, respectively, to this Registration Statement, and any amendment or report filed for the purpose of updating that description.

           All documents filed by Alleghany pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

           The consolidated financial statements and financial statement schedules of Alleghany and its subsidiaries included in or incorporated by reference in Alleghany's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of KPMG Peat Marwick LLP, independent certified public accountants, given on their authority as experts in auditing and accounting.

ITEM 4.   DESCRIPTION OF SECURITIES.

           Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Alleghany is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Alleghany of its officers and directors. The general effect of such law is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

           Article Tenth of Alleghany's Restated Certificate of Incorporation, as amended (which Restated Certificate of Incorporation is incorporated herein by reference as Exhibit 3.1 to this Registration Statement), provides for the indemnification of Alleghany's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Alleghany's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members.

           The directors and officers of Alleghany are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act of 1933, as amended, which might be incurred by them in such capacities.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.   EXHIBITS.

           The documents listed hereunder are filed as exhibits hereto.

  EXHIBIT NUMBER                  DESCRIPTION

       3.1 Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as Exhibit 20 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988, is incorporated herein by reference.

       3.2         By-Laws of  Alleghany  as amended  April 18,  1995,  filed as
                   Exhibit 3.1 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, are incorporated herein by reference.

       4           Underwriters Re Group, Inc. 1997 Stock Option Plan.

       5           Opinion and Consent of Donovan Leisure Newton & Irvine.

      23.1         Consent of Donovan Leisure Newton & Irvine (included in
                   Exhibit 5 hereto).

      23.2         Consent of KPMG Peat Marwick LLP dated October 6, 1997.

      24           Powers of Attorney.


ITEM 9.   UNDERTAKINGS.

      (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) to include any  material  information  with respect to the
      plan  of  distribution  not  previously   disclosed  in  the  Registration
      Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of October, 1997.

                                   ALLEGHANY CORPORATION


                                   By:  /s/ John J. Burns, Jr.
                                       -----------------------
                                         John J. Burns, Jr.
                                         President



           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  October 6, 1997             By:  /s/ John J. Burns, Jr.
                                       -----------------------
                                         John J. Burns, Jr.
                                         President and Director
                                         (principal executive
                                         officer)

Date:  October 6, 1997             By:                 *
                                       -----------------------
                                         Dan R. Carmichael
                                         Director

Date:  October 6, 1997             By:  /s/ David B. Cuming
                                       -----------------------
                                         David B. Cuming
                                         Senior Vice President
                                         (principal financial
                                         officer)

Date:  October 6, 1997             By:                 *
                                       -----------------------
                                         Thomas S. Johnson
                                         Director

Date:  October 6, 1997             By:                 *
                                       -----------------------
                                         Allan P. Kirby, Jr.
                                         Director

Date:  October 6, 1997             By:                 *
                                       -----------------------
                                         F.M. Kirby
                                         Chairman of the Board
                                         and Director

Date:  October 6, 1997             By:                 *
                                       -----------------------
                                         William K. Lavin
                                         Director

Date:  October 6, 1997             By:                 *
                                       -----------------------
                                         Roger Noall
                                         Director

Date:  October 6, 1997             By:  /s/ Peter R. Sismondo
                                       -----------------------
                                         Peter R. Sismondo
                                         Vice President,
                                         Controller, Treasurer
                                         and Assistant Secretary
                                         (principal accounting
                                         officer)

Date:  October 6, 1997             By:                 *
                                       -----------------------
                                         James F. Will
                                         Director

Date:  October 6, 1997             By:                 *
                                       -----------------------
                                         Paul F. Woodberry
                                         Director




                  *By:    /s/ John J. Burns, Jr.
                          -----------------------
                          John J. Burns, Jr.
                          Attorney-in-Fact

                                INDEX TO EXHIBITS

  EXHIBIT NUMBER                   DESCRIPTION

       3.1 Restated Certificate of Incorporation of Alleghany, as amended by Amendment accepted and received for filing by the Secretary of State of the State of Delaware on June 23, 1988, filed as Exhibit 20 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended June 30, 1988, is incorporated herein by reference.

       3.2         By-Laws of  Alleghany  as amended  April 18,  1995,  filed as
                   Exhibit 3.1 to Alleghany's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, are incorporated herein by reference.

       4           Underwriters Re Group, Inc. 1997 Stock Option Plan.

       5           Opinion and Consent of Donovan Leisure Newton & Irvine.

      23.1         Consent  of  Donovan Leisure Newton & Irvine (included in
                   Exhibit 5 hereto).

      23.2         Consent of KPMG Peat Marwick LLP dated October 6, 1997.

      24           Powers of Attorney.